Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tufin Software Technologies Ltd. of our report dated March 18, 2020 relating to the financial statements and financial statement schedule, which appears in Tufin Software Technologies Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2019.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 18, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited